Exhibit 24
POWER OF ATTORNEY
     KNOW TO ALL PERSONS BY THESE PRESENTS, that each of the undersigned, being a director of Harris Corporation, a Delaware corporation (“Harris”) hereby constitutes and appoints SCOTT T. MIKUEN and EUGENE S. CAVALLUCCI, each and individually, as his or her true and lawful attorneys-in-fact and agents, with full and several power of substitution and re-substitution, for and in the name, place and stead of the undersigned, for him or her in any and all capacities, to sign a Registration Statement on Form S-3 in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”) of various securities (including debt securities, preferred stock, common stock, depository shares or warrants) and any and all amendments including post-effective amendments, to the Registration Statement of Harris Corporation on Form S-3 under the Securities Act, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that each such attorneys-in-fact or agents or their substitutes, may do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.
     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney this 24th day of February, 2006.

/s/ Thomas A. Dattilo
Thomas A. Dattilo
Director

/s/ Terry D. Growcock
Terry D. Growcock
Director

/s/ Lewis Hay III
Lewis Hay III
Director

/s/ Karen Katen
Karen Katen
Director

/s/ Stephen P. Kaufman
Stephen P. Kaufman
Director

/s/ Leslie F. Kenne
Leslie F. Kenne
Director

/s/ David B. Rickard
David B. Rickard
Director

/s/ James C. Stoffel
James C. Stoffel
Director

/s/ Gregory T. Swienton
Gregory T. Swienton
Director

/s/ Hansel E. Tookes
Hansel E. Tookes
Director